As filed with the Securities and Exchange Commission on March 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	3841	98-0373793
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or	Classification Code Number)	Identification Number)
organization)

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

(732) 329-8885

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Phillip Chan President and Chief Executive Officer

CytoSorbents Corporation

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Gregg Jaclin, Esq. Szaferman Lakind Blumstein & Blader, PC 101 Grovers Mill Road, Second Floor Lawrenceville, NJ 08648 Tel No.: (609) 275-0400	Robert E. Puopolo, Esq. Greenberg Traurig LLP One International Place Boston, Massachusetts 02110 Tel No.: (617) 310-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-193053)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to Be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price (1)		Amount of Registration fee (2)
Units of Common Stock and Warrants (immediately separable)	40,800,000		$10,200,000		$1,313.76
(i) 40,800,000 Common Stock, $0.001 par value per share			$—	(3)	$—	(3)
(ii) 20,400,000 Warrants to purchase Common Stock			$—	(3)	$—	(3)

Common Stock issuable upon exercise of Warrants	20,400,000		$6,375,000		$821.10
Total Registration Fee	61,200,000		$16,575,000		$2,134.86

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act. The registrant previously registered an aggregate of $13,812,500 of its securities on the registrant’s Registration Statement on Form S-1 (File No. 333-193053) declared effective on February 14, 2014, for which a filing fee of $1,779.05 was paid. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $2,762,500 is hereby registered.

(3)	No registration fee required pursuant to Rule 457(g) under the Securities Act.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of (i) 6,800,000 additional units, each unit consisting of one share of common stock, $0.001 par value per share, and one warrant to purchase one-half (1/2) shares of common stock, of CytoSorbents Corporation (the “Company”), and (ii) 3,400,000 shares of common stock upon exercise of warrants, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-193053) (the “Prior Registration Statement”), initially filed by the registrant on December 23, 2013 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 14, 2014. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The Company hereby certifies to the Commission that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on March 7, 2014), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than March 7, 2014.

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Legal Opinion of Szaferman Lakind Blumstein & Blader, PC

23.1	Consent of WithumSmith + Brown, PC

23.2	Consent of Szaferman Lakind Blumstein & Blader, PC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monmouth Junction, State of New Jersey, on March 7, 2014.

CYTOSORBENTS CORPORATION (Registrant)

By:	/s/ Dr. Phillip Chan
Dr. Phillip Chan
Chief Executive Officer

We, the undersigned officers and directors of CytoSorbents Corporation, hereby severally constitute Phillip Chan and Kathleen P. Bloch, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable CytoSorbents Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Phillip Chan	Chief Executive Officer (Principal	March 7, 2014
Dr. Phillip Chan	Executive Officer) and Director

/s/ Kathleen P. Bloch	Chief Financial Officer (Principal	March 7, 2014
Kathleen P. Bloch	Accounting and Financial Officer)

/s/ Vincent Capponi	Chief Operations Officer	March 7, 2014
Vincent Capponi

/s/ Joseph Rubin, Esq.	Director	March 7, 2014
Joseph Rubin, Esq.

/s/ Edward Jones	Director	March 7, 2014
Edward Jones, MD

/s/ James Gunton	Director	March 7, 2014
James Gunton

/s/Al W. Kraus	Director	March 7, 2014
Al W. Kraus